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                                                                      EXHIBIT 15




                          ACCOUNTANTS' ACKNOWLEDGEMENT


The Board of Directors
Pfizer Inc.:

    We hereby acknowledge the incorporation by reference of our report dated May 17, 1994, included within the Quarterly Report on Form 10-Q of Pfizer Inc. for the quarter ended April 3, 1994, in the Registration Statement on Form S-8,
dated May 19, 1994 (File No. 33-       ).

    Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                                    /S/ KPMG PEAT MARWICK

                                                        KPMG PEAT MARWICK

New York, New York
May 19, 1994